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                                                                    EXHIBIT 10.2

                                PEERLOGIC, INC.
                            JULY 2000 INCENTIVE PLAN
                                 FRENCH SUBPLAN
                              DATED JULY 24, 2000

     In a meeting of July 24, 2000, the board of PeerLogic Inc., a California corporation headquartered at 555 De Haro Street, San Francisco, CA 94107 (the "COMPANY"), decided to authorize the board to grant, for the benefit of the employees and executives hereafter defined, options for the purchase of existing shares (the "OPTIONS") of the Company. The board decided to use this authorization and adopted as follows the terms and conditions of the July 2000 Incentive Plan (the "PLAN") which sets forth the conditions under which the Options are granted and may be exercised.

ARTICLE 1 - PURPOSE

     The purpose of this plan is to allow the executives and employees defined below in article 2 to become shareholders through the grant of options to purchase shares of the common stock ("SHARES") of the Company, pursuant to a plan construed in accordance with the provisions of articles 208-1 and following of the French law 66-537 of July 24, 1966 (the "LAW") and articles 174-8 and following of the French Decree 67-236 of March 23,1967 (the "DECREE").

ARTICLE 2 - BENEFICIARIES

2.1. The Options granted pursuant to the Plan are for the exclusive benefit of persons (the "BENEFICIARIES") chosen by the board of the Company, at its absolute discretion among persons having an employment contract or exercising one of the executive functions set forth in the Law, within a company which share capital is held, either directly or indirectly, at least at 10% by the Company ("PEERLOGIC FRANCE AFFILIATE"). Any employee or executive who holds more than 10% of the capital of the Company is not entitled to be granted any Option.

2.2. Options granted pursuant to the Plan are strictly personal and may not be sold to a third party.

2.3. The list of the Beneficiaries and the number of Options granted to each of them shall be decided by the Company board.

ARTICLE 3 - NUMBER OF SHARES OFFERED PURSUANT TO THE OPTIONS

3.1. One Option shall give right to subscribe to (one) share of the Company. The total number of Options shall give right to subscribe to a number of shares which shall not exceed one third (1/3) of the capital of the Company.

3.2. The shares subscribed pursuant to the Option shall have the same rights as the other shares, except in the event of liquidation, in which case the potential liquidation premium resulting from the liquidation of the Company shall be allocated in priority to the repayment


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of the subscription price, inclusive of the issuance premium, of the shares subscribed pursuant to the Option.

ARTICLE 4 - OPTION PERIOD

     Subject to the provisions of article 5 below, each Beneficiary shall be authorized to exercise the Options within a period commencing two years after the date of notification of grant of the option by the Company to the Beneficiary ("DATE OF GRANT") and shall expire ten (10) years from the Date of Grant.

ARTICLE 5 - CANCELLATION OF THE OPTIONS

5.1 Options that have not been exercised within the option period set forth in article 4 above shall automatically be cancelled (the Beneficiary being prohibited from making any claim whatsoever) in the following events and at the following dates in the event of:

     - Voluntary departure (resignation or retirement) of the Beneficiary, on the date of notification of such departure;
     - Dismissal of the Beneficiary or non-renewal of, or revocation from, his executive functions (not based on gross negligence or willful misconduct mentioned below), on the date of termination of the employment or functions;
     - Dismissal of the Beneficiary or non-renewal of, or revocation from, his executive functions based on gross negligence or willful misconduct, on the date of notification of the dismissal, non-renewal or revocation.

5.2 The provisions of article 5.1 shall not apply in the event of retirement or pre-retirement imposed by the PeerLogic France Affiliate or in the event of invalidity of the Beneficiary, in which cases the Beneficiary shall be entitled to exercise the Options until the expiration of the option period.

ARTICLE 6 - EXERCISE OF THE OPTIONS

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         6.1. Notice of Exercise. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Shares granted for which this Option is being exercised and the intended manner of payment. The notice shall be signed by the person exercising the Option. The date of such notice shall be the exercise date. At the time of giving the notice of exercise, the optionee shall deliver to the Company payment in a form permissible under Article 6.3. for the full amount of the aggregate option price of the optioned stock for which this Option is being exercised. As a further condition precedent to the exercise of this Option, the optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares and in connection therewith shall execute any documents which the board or a committee thereof shall in its sole discretion deem necessary or advisable.

6.2. However, in the event of the death of a Beneficiary during the option period, his successors in interest shall be entitled to exercise the Options within a period of 6 months after such death.

6.3. Payment. The Optionee may also tender the option price by the following:

     - CASH. All or part of the aggregate option price of the Shares for which this Option is being exercised may be paid in cash or cash equivalents.

     - CANCELLATION OF INDEBTEDNESS. All or part of the aggregate option price of the Shares for which this Option is being exercised may be paid by cancellation of indebtedness then owed by the Company to the optionee which is due and payable at the time of exercise.

     - COMBINATION. Any combination of the foregoing methods of payment, including a partial tender in cash and a partial amount based on cancellation of indebtedness owed by the Company as tender for the Shares.

ARTICLE 7 - PURCHASE PRICE

7.1 Each new share issued pursuant to the Plan shall be issued at a price determined by the Company board in accordance with the Law and the Decree. Accordingly, the price will be determined on the day the Option is granted to the beneficiaries. The purchase price shall not be less than 80% of the average of the last 20 days of quotation of the Shares preceeding the grant of the Option.

7.2 In the event of any financial transaction mentioned in article 174-13 or 174-16 of the Decree (i.e., decrease in capital, distribution of reserves in cash or portfolio assets, issuance of convertible or exchangeable bonds, increase in capital in cash or by means of incorporation of reserves, purchase of its own stock by the company) then the subscription price and/or the number of shares to be subscribed pursuant to the Plan shall be modified according to the provisions of the Decree.

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ARTICLE 8 - BENEFIT OF THE RIGHTS ATTACHED TO THE SHARES IN THE EVENT OF
EXERCISE OF THE OPTIONS

     The rights attached to the shares shall become effective on the date on which the Option is exercised. Therefore, these shares shall not give any right to receive the dividend paid within the fiscal year during which the Options are exercised, but shall only give a right to receive, prorata temporis, any dividend resulting from the profit of the fiscal year during which the options are exercised. The shares subscribed pursuant to the Option shall be treated as common stock shares in all respects.

ARTICLE 9 - COMPANY'S RIGHT OF FIRST REFUSAL.

9.1. Exercise of Right. If the optionee desires to transfer all or any part of the optioned stock to any person other than the Company (an "OFFEROR"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "OFFER") for the purchase thereof from the Offeror; and (ii) give written notice (the "OPTION NOTICE") to the Company setting forth the optionee's desire to transfer such stock, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase such optioned stock (the "COMPANY OPTIONED STOCK") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the optionee. If the Company elects to purchase such Company Optioned Stock with cash or a promissory note or a combination of these methods of payment, it shall be obligated to purchase, and the optionee shall be obligated to sell to the Company, such Company Optioned Stock at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

9.2. Sale of Optioned Stock to Offeror. The optionee may, for 60 days after the expiration of the 10-day option period as set forth in article 9.1 sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Optioned Stock not purchased or agreed to be purchased by the Company or its assignee. If any or all of such shares of Company Optioned Stock are not sold pursuant to an Offer within the time permitted above, the unsold Company Optioned Stock shall remain subject to the terms of this article 9.1.

9.3. Adjustments for Changes in Capital Structure. If there shall be any change in the Common Stock of the Company through merger or acquisition of more than 50% of its stock, restrictions contained in this article 9 shall apply with equal force to additional and/or substitute securities, if any, received by the optionee in exchange for, or by virtue of his or her ownership of, optioned stock.

9.4. Failure to Deliver Optioned Stock. If the optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Optioned Stock to be sold to the Company or its assignee pursuant to this article 9, the Company shall have the right to deposit the purchase price for such Company Optioned Stock in a special account with any bank or trust company, giving notice of such deposit to the optionee, whereupon such Company Optioned Stock shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the optionee. All



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monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Optioned Stock delivered to the optionee reflecting the restrictions on transfer provided in this article 9.

9.5. Termination of Company's Right of First Refusal. The Company's Right of First Refusal will terminate upon an Initial Public Offering.

ARTICLE 10 - DISPOSAL OF THE SHARES

     The shares acquired under the Plan cannot be sold or otherwise disposed of, nor can they be converted into bearer shares, before the end of a minimum period of three years from the date of exercise of the Options, except for one of the following reasons :

     - Dismissal or retirement, provided the Option has been exercised at least three months before such event,
     -    Permanent disability (as defined by the French Social Security code),
     -    death,
     - Share for share exchange pursuant to a public offering (takeover, merger,...).

However, provisions of this article shall not apply if the disposal or the conversion of the Shares occurs after a minimum period of 5 years from the grant of the Option.

ARTICLE 11 - NO EMPLOYMENT OR SERVICE CONTRACT

Nothing contained in this Agreement shall confer upon the optionee any right with respect to continuance of employment or service by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or service or adjust the compensation of the optionee.

ARTICLE 12 - TAXES AND WITHHOLDING

To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of this Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of this Option that the optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

ARTICLE 13 - AVAILABILITY OF SHARES OF COMMON STOCK

13.1. The Company shall purchase Shares before the Options become exercisable for a number equivalent to that offered pursuant to the Plan and shall at all times until the



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expiration of this Option reserve and keep available the full number of optioned stock deliverable upon the exercise of this Option.

13.2. The Shares will be held by the Company in registered form, or kept in a special bank account should the laws applicable to the Company do not permit shares in a registered form. In any case, the name of the Beneficiary shuold be identified. The Company shall identify on a special register (i) the date of each purchase, (ii) the actual purchase price on the stock exchange, (iii) the number of shares purchased at each price, (iv) the total price of each share, transaction costs included, (v) the number of shares held at the end of each fiscal year with their aggregate cost price and (vi) the number of shares sold to each employee and the date of each sale.

ARTICLE 14 - COMPLIANCE INFORMATION

PeerLogic France Affiliate will provide the optionnee with all necessary information with regards to their tax and legal obligations under French law. In order to allow PeerLogic France Affiliate to prepare these information, the Company shall keep them inform in due course of any relevant information, and maintain any necessary document available.

ARTICLE 15 - SEVERABILITY

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

ARTICLE 16 - SUCCESSORS AND ASSIGNS

Subject to the limitations set forth in article 4.2., the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the optionee, and the successors and assigns of the Company.

ARTICLE 17 - INTERPRETATION LAW

The interpretation, performance, and enforcement of this Agreement shall be made according to the laws of France.

ARTICLE 18 - NOTICES

Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, PeerLogic, Inc., 555 De Haro Street, Suite 300, San Francisco, CA 94107, and any notice to the optionee shall be addressed to the optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States



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mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

ARTICLE 19 - LEGEND

Any certificate or replacement certificate issued by the Company evidencing any Optioned Stock shall be endorsed as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN (A) THE COMPANY'S JULY 2000 INCENTIVE PLAN, (B) THE FRENCH SUBPLAN, AND (C) THAT CERTAIN STOCK OPTION AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE WHOSE NAME APPEARS ON THE REVERSE SIDE OF THIS CERTIFICATE. COPIES OF SUCH DOCUMENTS ARE ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF IT, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH DOCUMENTS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER STATE SECURITIES LAWS AND (i) MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR, IN THE CASE OF SHARES SOLD PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT ("REGULATION S"), UNLESS IN ACCORDANCE WITH REGULATION S, OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE, AND (ii) ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE COMPANY'S JULY 2000 INCENTIVE PLAN, THE FRENCH SUBPLAN AND THIS AGREEMENT. THESE SHARES MAY ALSO BE SUBJECT TO THE COMPANY'S RIGHT OF FIRST REFUSAL.

ARTICLE 20 -  INVALID TRANSFERS

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Any attempt to transfer or encumber any shares of the Common Stock not in accordance with this Agreement shall be null and void ab initio and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

ARTICLE 21 - REPRESENTATION AND WARRANTIES OF THE OPTIONEE

The Optionee represents and warrants that (i) he or she is not a U.S. Person as defined in Regulation S promulgated under the Securities Act (see Appendix 1) and the Optionee is not acquiring the options for the account or benefit of any U.S. Person, (ii) was outside the United States at the time grant was originated, (iii) agrees only to exercise the options or thereafter sell such acquired shares in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act, (iv) agrees not to engage in any hedging transactions with regard to the options or shares acquired upon exercise of such options except as permitted by the Securities Act, and (v) understands that the Company will and by this provision agrees to refuse to exercise such options or thereafter, register any transfer of the shares acquired by such exercise if not made (A) in accordance with Regulation S, (B) pursuant to registration under the Securities Act or (C) pursuant to another available exemption from registration under the Securities Act.

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                                   APPENDIX 1

                    REGULATION S DEFINITION OF "U.S. PERSON"

                                (EDITED VERSION)

"U.S. Person" means:

(i)       Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. Person (unless a non-U.S. Person has sole or shared investment discretion and the estate is governed by foreign law);

(iv) Any trust of which any trustee is a U.S. Person (unless a non-U.S. Person trustee has sole or shared investment discretion, and no trust beneficiary is a U.S. Person);

(v)       Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States (unless the account client is a non-U.S. Person); and

(viii)    Any partnership or corporation if:

          (a) Organized or incorporated under the laws of any foreign jurisdiction; and

          (b) Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Regulation D under the Securities Act) who are not natural persons, estates or trusts.

(1) Notwithstanding paragraph (1) above, an employee benefit plan established and administered in accordance with the law of a foreign country and customary practices and documentation of such country shall not be deemed a U.S. Person.

(2) Notwithstanding paragraph (1) above, any agency or branch of a U.S. Person located outside the United States shall not be deemed a "U.S. Person" if the agency or branch (i) operates for valid business reasons; and (ii) is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.